UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 25, 2007

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) As previously reported in the Current Report on Form 8-K dated July 18, 2007, James Clark, Executive Vice President, Professional Services Group, of MTC Technologies, Inc. (the “Company”) advised the Company that he intended to retire from his position effective September 15, 2007.

On September 25, 2007, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Clark. Under the Letter Agreement, Mr. Clark will be available to the Company to provide assistance and respond to inquiries with respect to the transition of his position and responsibilities to other Company personnel through October 30, 2007.

Under the Letter Agreement, for the period of September 16, 2007 to March 15, 2008, Mr. Clark will be compensated at his current base salary rate of $210,000 annually, payable in accordance with the Company’s standard payroll practices. Mr. Clark will be entitled to receive benefits generally available to employees of the Company, including, without limitation, health care coverage, life insurance, and short-term and long-term disability insurance.

The Letter Agreement provides that Mr. Clark’s right to exercise stock options under the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004) will expire on September 14, 2008. Mr. Clark will also be reimbursed for reasonable expenses in connection with the performance of his duties under the Letter Agreement.

The Letter Agreement contains customary confidentiality, non-disclosure, and non-disparagement provisions, and non-solicitation provisions that extend for two years after March 15, 2008. The Letter Agreement is accompanied by a general release of claims against the Company including a covenant to not sue the Company.

This summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Letter Agreement and Release, effective as of September 25, 2007, by and between MTC Technologies, Inc., a Delaware corporation, and James Clark

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007

MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

10.1	Letter Agreement and Release, effective as of September 25, 2007, by and between MTC Technologies, Inc., a Delaware corporation, and James Clark